                                                                    EXHIBIT 10.8



                            BAY AREA MULTIMEDIA, INC.

                       STOCK PURCHASE AGREEMENT FOR UP TO

                   976,220 SHARES OF SERIES A PREFERRED STOCK

                         164,530 SHARES OF COMMON STOCK

        This Agreement is entered into effective as of May 17, 2000 by and among Bay Area Multimedia, Inc., a California corporation (the "Company"), and the purchasers ("Purchasers")listed on the Schedule of Purchasers ("Schedule Of Purchasers") attached as Exhibit A.

        THE PARTIES AGREE AS FOLLOWS:

        1. Authorization and Sale of Stock.

           1.1 Authorization. On or before the Initial Closing (as defined below), the Company will have filed with the Secretary of State of California the First Amended and Restated Articles of Incorporation attached hereto as
Exhibit 1.1 (the "Restated Articles") to create and authorize 976,220 shares of Series A Preferred Stock (the "Series A Shares") and sufficient shares of Common Stock to provide for the issuance of an additional 164,530 shares of Common Stock (the "Common Shares"). The Series A Shares and the Common Shares hereafter collectively are referred to as the "Shares".

           1.2 Issuance and Sale of Series A Shares. Subject to the terms and conditions of this Agreement, at the Closings (as defined below), the Company shall issue and sell to each of the Purchasers, and each of the Purchasers severally agrees to purchase from the Company, the number of Shares specified opposite the name of each Purchaser on the Schedule of Purchasers at a purchase price of $2.17 for each Series A Share and $.513 for each Common Share.

        2. Delivery.

           2.1 Closing. The closing of the purchase and sale of the Shares to the Purchasers shall take place at one or more closings (the "Closings"). The initial Closing shall be held on May 11, 2000 or such other date as agreed upon by the Purchasers and the Company (the "Initial Closing"); provided, however, that the Initial Closing shall not take place unless and until the aggregate purchase price for the Shares to be purchased at the Initial Closing equals or exceeds $1,200,000.

           2.2 Location. The Closings shall take place at the offices of Doty Sundheim & Gilmore, at 260 Sheridan Avenue, Suite 200, Palo Alto, CA 94306 or such other location as the parties may agree.

           2.3 Delivery.

               (a) At each Closing, each Purchaser shall pay for the Series A Shares by (i) cancellation of indebtedness, (ii) check made payable to the Company, (iii) services rendered, or (iv) wire transfer to the following escrow account:

               Wire Transfer Instructions:

               To:                         CivicBank of Commerce
                                           Palo Alto Office
                                           250 Cambridge Avenue, Suite 203
                                           Palo Alto, CA 94306-1549

               Routing & Transit #:        121140959

               For Credit of:              Bay Area Multimedia, Inc.

               Credit Account #:           3050500791

               By Order of:                [Name of Sender]


               (b) At the Closing, the Company will issue to each Purchaser a certificate representing the Series A Shares and/or Common Shares, as appropriate, to be purchased by such Purchaser from the Company (which shall be issued in such Purchaser's name as set forth on the Schedule of Purchasers).

        3. Representations and Warranties of the Company. Except as set forth on the attached Exhibit 3, the Company represents and warrants to each Purchaser that:

           3.1 Organization and Standing; Charter Documents. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has all requisite corporate power to conduct its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

           3.2 Capitalization. The authorized capital of the Company at the Closing will be as follows:

               (a) Common Stock. Upon the filing of the Restated Articles, each share of Common Stock shall be converted into .195 share of Common Stock. Upon such filing, 5,000,000 shares of Common Stock are authorized for issuance 123,609 of common shares will be duly and validly authorized, validly issued and outstanding, fully paid, and nonassessable. Upon such filing, up to 976,220 additional shares of Common Stock will be reserved for issuance upon conversion of the Series A Shares which, when issued, such Shares will be fully paid and nonassessable. The Company has commitments to issue up to 139,875 shares pursuant to business agreements. The Company also has reserved 150,000 shares of Common Stock for issuance primarily pursuant to the Company's Stock Option Plan.

               (b) Preferred Stock. Upon the filing of the Restated Articles 976,220 shares of Preferred Stock (the "Preferred Stock") will be authorized for issuance of which, 976,220 shares shall be designated as Series A Preferred Stock, up to all of which will be sold pursuant to this Agreement. No Series A Shares will be issued and outstanding prior to the Initial Closing.

               (c) Except as set forth herein and in Exhibit 3, there are no options, warrants, conversion privileges, preemptive rights or other rights, presently outstanding or any Agreements to create any such rights to purchase any of the authorized but unissued stock of the Company.

           3.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any other corporation, association, or other business entity. The Company is not a participant in any joint venture or partnership.

           3.4 Authorization. All corporate action on the part of the Company and its officers, directors and shareholders that is necessary for the authorization, execution and delivery of this Agreement and related documents ((collectively, the "Transaction Documents") by the Company, for the performance of the Company's obligations hereunder and thereunder, and for the authorization, issuance, and delivery of the Shares and the shares of Common Stock issuable upon conversion of the Series A Shares has been taken; and this Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of the Company.

           3.5 Validity of Series A Shares. The Shares and the shares of Common Stock issuable upon conversion of the Series A Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and nonassessable.

           3.6 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained prior to and be effective as of each Closing with the exceptions of a notice pursuant to Section 25102(f) of the California Corporations Code and similar filing requirements from different jurisdictions, which will be filed immediately following each Closing.

           3.7 Compliance with Other Instruments. The Company is not in violation or default of any provision of its Certificate of Incorporation or Bylaws, each in effect on and as of each Closing, or, in any material respect, of any provision of any instrument, contract, order, judgment or decree to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule, or governmental regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation, be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any such provision, or result in the creation or imposition of any lien, claim, or encumbrance on any asset of the Company.

           3.8 Litigation. There is no action, suit, proceeding, or investigation pending or currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, conditions, affairs, or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality. There is no action, suit, proceeding, or investigation by the Company currently pending or that the Company intends to initiate.

           3.9 Information; Misleading Statements. The Company has provided each Purchaser with all the information that such Purchaser has requested for deciding whether to purchase the Shares and all information that the Company believes is reasonably necessary to enable such Purchaser to make such decision. No representation, warranty, or statement by the Company in this Agreement or in any written statement or certificate furnished or to be furnished to the Purchasers pursuant to this Agreement contains or will contain any untrue statement of a material fact or, when taken together, omits or will omit to state a material fact necessary to make the statements made herein or therein not misleading.

           3.10 No Material Adverse Change. No Material Adverse Effect has occurred or exists, and no event or circumstance has occurred that with notice or the passage of time or both is reasonably likely to result in a Material Adverse Effect with respect to the Company. There have been no Material Adverse Effects, which would effect the transactions contemplated by the Transaction Documents. "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is (either alone or together with all other adverse effects) material to such entity, and any material adverse effect on the transactions contemplated under the Transaction Documents.

           3.11 No Undisclosed Liabilities. The Company has no liabilities or obligations other than those liabilities represented in the financial statements of the Company distributed to Purchasers or liabilities incurred in the ordinary course of the Company's businesses, which liabilities, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.



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

           3.12 Intellectual Property. The Company owns or has licenses to use all patents, copyrights and trademarks ("Intellectual Property") associated with its business. The Company has all Intellectual Property rights which are needed to conduct the business of the Company as it is now being conducted and as proposed to be conducted. The Company has no reason to believe that the Intellectual Property rights which it owns are invalid or unenforceable or that the use of such Intellectual Property by the Company infringes upon or conflicts with any right of any third party, and neither the Company nor its agents have received notice of any such infringement or conflict. The Company has no knowledge of any infringement of its Intellectual Property by any third party.

           3.13 Certain Transactions. Except as disclosed on Schedule 3.13, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental or sale of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

           3.14 Employees. To the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company. Each employee of the Company with access to confidential or proprietary information has executed a confidentiality agreement. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract.

        4. Representations and Warranties of the Purchasers.

           4.1 Authorization. Each Purchaser represents and warrants severally and not jointly that this Agreement, when executed and delivered by it, will constitute a valid and legally binding obligation of such Purchaser.

           4.2 Legal Investment. Each Purchaser represents and warrants that the purchase of the Shares will be legally permitted by all laws and regulations to which the Purchaser is subject. Furthermore, each Purchaser represents that it has the power and authority to enter into and perform the Agreement.

           4.3 Purchase for Own Account. Each Purchaser represents that it is acquiring the Shares solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention. Each Purchaser also represents that the entire legal and beneficial interest of the Shares it is purchasing is being purchased for the account of the Purchaser, or its Nominee which has been identified to the Company and is reasonably acceptable to Company, only and neither in whole nor in part for any other person, and that any transfer of the Shares will be made in compliance with the Securities Act of 1933, as amended (the "Act"), the California Corporate Securities Law of 1968, to the extent applicable, and all other applicable securities laws.

           4.4 Information and Sophistication. Each Purchaser acknowledges that it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to purchase Shares. Each Purchaser represents that such Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser.

           4.5 Ability to Bear Economic Risk. Each Purchaser acknowledges that investment in the Series A Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on its investment.

           4.6 Restricted Securities; Limitation on Disposition.

               (a) Restricted. Each Purchaser understands that the Shares it is purchasing are characterized as "RESTRICTED SECURITIES" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited sets of circumstances. In this connection, each Purchaser represents that it is familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect. Each Purchaser understands that prior to the Initial Public Offering of the Company's Common Stock (as defined in the Investors Rights Agreement), the Company will be under no obligation to make public the information necessary for the Purchasers to obtain the benefits of Rule 144.

               (b) Disposition. Without limiting the foregoing, each Purchaser agrees that it will in no event make any disposition of any of the Shares unless and until:

                   (i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or



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

                   (ii) The Purchaser shall have notified the Company of the details of the proposed disposition and, if the Company so reasonably requests, shall have provided the Company with an opinion of counsel for the Purchaser (reasonably acceptable to the Company) to the effect that such disposition will not require registration of the Shares under the Act.

               (c) Legends. Each Purchaser understands that the Company's stock transfer records will be noted to reflect the restrictions on transferability of the Shares contained herein and that certificates evidencing the Shares may bear one or more of the following legends:

                   (i) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                   (ii) Any legend imposed or required pursuant to applicable state securities law.

        5. Conditions of the Purchasers' Obligations at Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the applicable Closing of each of the following conditions, unless otherwise waived:

           5.1 Representations and Warranties. The representations and warranties of the Company set forth in Section 3 of this Agreement shall be true and correct in all material respects on and as of the applicable Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

           5.2 No Prohibitions. There shall be no injunctions or other legal impediments which prohibit the transactions contemplated by this Agreement or the Investors Rights Agreement.

           5.3 Performance. The Company shall have performed and complied with all covenants, Agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing.

           5.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of each applicable Closing, including but not limited to securing qualification of the Shares or a reasonably acceptable exemption from qualification with regard to the applicable securities law of any state.



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

           5.5 Investors Rights Agreement. The appropriate parties shall have executed and delivered the Investors Rights Agreement in substantially the form attached hereto as Exhibit 5.5.

        6. Conditions of the Company's Obligations at Closing. The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment, on or before each applicable Closing of each of the following conditions, unless otherwise waived:

           6.1 Representations and Warranties. The representations and warranties of the Purchasers set forth in Section 4 of this Agreement shall be true and correct in all materials respects on and as of the applicable Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

           6.2 Performance. The Purchasers shall have performed and complied with all covenants, Agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchasers on or before each applicable Closing.

           6.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of each applicable Closing.

        7. Fees and Expenses. The company shall pay the reasonable fees and expenses of Doty Sundheim & Gilmore as counsel to the Company. The Purchasers shall bear their own expenses in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

        8. Miscellaneous.

           8.1 Survival. The warranties and representations of the Company contained in or made pursuant to this Agreement shall survive both the execution and delivery of this Agreement and each applicable Closing.

           8.2 Entire Agreement. This Agreement constitutes the entire Agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth in this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

           8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to Agreements performed entirely within the State of California.



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

           8.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

           8.5 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid. Notices to the Company shall be addressed to the Company at Bay Area Multi Media, Inc., 333 West Santa Clara Blvd., Suite 930, San Jose, CA 95113. Notices to a Purchaser shall be mailed to Purchaser at its address shown on the Schedule of Purchasers, or at such other address as such party may designate by ten (10) days advance written notice to the other party.

           8.6 Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement contained in the Transaction Documents or incurred in connection with the enforcement of this indemnity.

           8.7 Attorneys' Fees. Should any litigation be commenced between the parties concerning the rights or obligations of the parties under this Agreement, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorneys' fees in such litigation. This amount shall be determined by the court in such litigation or in a separate action brought for that purpose.

           8.8 Post Judgment. In addition to any amount received as attorneys' fees, the prevailing party also shall be entitled to receive from the party held to be liable, an amount equal to the attorneys' fees and costs incurred in enforcing any judgement against such party. This Section is severable from the other provisions of this Agreement and survives any judgment and is not deemed merged into any judgment.



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                     IN WITNESS WHEREOF, the parties have executed this
Agreement as of the date first written above.



                           Company:


                           Bay Area Multimedia, Inc., a California corporation


                           By:  /s/ RAYMOND C. MUSCI
                               -----------------------------------------------
                               Raymond C. Musci, President


                           Purchasers:

                            Mark Dyne
                           ---------------------------------------------------
                           Printed Name


                           Address:
                                   -------------------------------------------
                           ---------------------------------------------------

                             /s/ ROBERT HOLMES
                           ---------------------------------------------------
                           Printed Name  Robert Holmes


                           Address: 205 Asheroken Avenue
                                   -------------------------------------------
                                    Northport, NY 11768-1120
                           ---------------------------------------------------

                           Purchasers: Franchise Films

                            /s/ ELIE SAMAHA
                           ---------------------------------------------------
                           Printed Name  Elie Samaha


                           Address:  8228 Sunset Boulevard
                                   -------------------------------------------
                                     Suite 308, Los Angeles, CA 90046
                           ---------------------------------------------------



                            FIMAS, L.P.
                           ---------------------------------------------------
                           Printed Name  /s/ GM SUNDHEIM, G.P.


                           Address:
                                   -------------------------------------------
                           ---------------------------------------------------


                           Purchasers:

                            Raymond Musci
                           ---------------------------------------------------
                           Printed Name


                           Address:  20760 Monte Sunset Dr.
                                   -------------------------------------------
                                     San Jose, CA 95120
                           ---------------------------------------------------

                           Purchasers: /s/ ANTHONY R. WILLIAMS

                            Anthony R. Williams
                           ---------------------------------------------------
                           Printed Name


                           Address:  243 W 11th St.,
                                   -------------------------------------------
                                     NY 10014
                           ---------------------------------------------------

                           Purchasers: /s/ KEVIN BERMEISTER

                            Kevin Bermeister
                           ---------------------------------------------------
                           Printed Name


                           Address:  6355 Topanga Canyon Blvd #120
                                   -------------------------------------------
                                     Woodland Hills CA 91367
                           ---------------------------------------------------




                 SIGNATURE PAGE TO THE BAY AREA MULTIMEDIA, INC.
                            STOCK PURCHASE AGREEMENT

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS


                                                            AGGREGATE                          AGGREGATE
                                                              COMMON                            SERIES A
                                                               STOCK              SERIES A      PREFERRED
INVESTING ENTITY NAME AND                      COMMON        PURCHASE             PREFERRED      PURCHASE           AGGREGATE
         ADDRESS                                STOCK          PRICE                STOCK         PRICE           CONSOLIDATED
--------------------------------------        --------     -------------          ---------    -------------     -------------
Raymond Musci                                                                      502,800     $1,047,296.25     $1,047,296.25
20760 Monte Sunset Drive
San Jose, CA 95120

Anthony Williams                                89,870     $   46,117.16           351,000     $  761,670.00     $  807,787.16
243 W. 11th Street
New York, NY 10014

Robert Holmes                                   22,474     $   11,529.16            87,750     $  190,417.50     $  201,946.66
205 Asharoken Avenue
Northport, NY 11768

Brilliant Digital Entertainment                  3,656     $    1,875.53            10,969     $   23,802.73     $   25,678.26
c/o Mark Dyne
6355 Topanga Canyon Blvd., Suite 120
Woodland Hills, CA 91367

Brilliant Digital Entertainment                  3,656     $    1,875.53            10,969     $   23,802.73     $   25,678.26
c/o Kevin Bermeister
6355 Topanga Canyon Blvd., Suite 120
Woodland Hills, CA 91367

Franchise Films                                  7,312     $    3,751.06            21,938     $   47,605.46     $   51,356.52
c/o Elie Samaha and Gerrard Getz
8591 Wonderland Avenue
Los Angeles, CA 90046

FIMAS, L.P. A Partnership                        3,656     $    1,875.53            10,969     $   23,802.73     $   25,678.26
George M. Sundheim, General Partner
1920 Barbara Drive
Palo Alto, CA 94303

TOTAL                                          130,624     $   67,023.97           996,395     $2,118,397.40     $2,202,801.30

                                   EXHIBIT 1.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                    EXHIBIT 3

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

                                   EXHIBIT 5.5

                           INVESTORS RIGHTS AGREEMENT